Exhibit 99.1


                                  News Release




For Immediate Release


Contacts:
K. C. Trowell G. Thomas Frankland
Chairman & Chief Executive Officer              Executive Vice President & Chief
CNB Florida Bancshares, Inc.                    Financial Officer
                                                904/265-0261


           CNB Florida Bancshares Reports 2003 Second Quarter Earnings

     Jacksonville, Florida (July 23, 2003) - CNB Florida Bancshares, Inc. (NASDAQ: CNBB) today reported second quarter 2003 net income of $1,669,000, or $0.26 per diluted share, compared to $1,333,000, or $0.21 per diluted share, for the comparable 2002 quarter. Total assets increased to $792.3 million at June 30, 2003 compared to $730.7 million at December 31, 2002 and $660.9 million at June 30, 2002.

     Total outstanding loans and deposits rose 14% and 21% to $630.0 million and $712.0 million, respectively, at June 30, 2003 from $555.0 million and $587.5 million, respectively, at June 30, 2002. Total loans increased $24.2 million, or 4%, from $605.8 million at December 31, 2002 while deposits increased $63.4 million, or 10%, from $648.6 million at the end of 2002. The Company's loan to deposit ratio at June 30, 2003 was 88% compared to 94% at the end of the comparable 2002 quarter and 93% at December 31, 2002. Loan and securities growth were the primary contributors to the 6% increase in net interest income to $6.8 million for the 2003 quarter compared to $6.4 million for the 2002 quarter. Interest income increased 6% while interest expense increased 7% for the 2003 second quarter over comparable 2002 amounts. The increased interest income and expense reflects growth in loans and deposits that outpaced the decline in yields and rates over this period. Net interest yield was 3.76% in the second quarter 2003 compared to 4.37% in the second quarter 2002 and 3.79% in the first quarter 2003. The decline in net interest yield reflects spread tightening as a result of declining loan yields and an increase in lower yielding, short-term investments. The Company continues to maintain an asset sensitive position with respect to asset and liability management. The Company currently anticipates that market interest rates will remain at current low levels into 2004 with increases then expected to be slow and protracted.

     Non-interest income increased 25% to $1,869,000 for the 2003 second quarter from $1,500,000 for the comparable 2002 quarter. The increase was primarily attributed to a $382,000 securities gain during the 2003 second quarter.
Securities sold were short dated, callable agency instruments with premiums resulting from continued interest rate declines and were sold as a partial hedge of the continued margin compression. Other changes in non-interest income included a $90,000 increase in service charges on deposits, a $138,000 decline in secondary market mortgage income and a $39,000 increase in other income. The lower level of secondary market mortgage income is attributable to a temporary reduction in loan production staff resulting from organizational changes within the mortgage function during the second quarter.

     The provision for loan losses was $650,000 for the 2003 quarter, a 24% increase over the comparable 2002 amount, reflecting the impact of continued loan growth and a higher level of non-performing loans. Non-performing assets were $6.6 million at June 30, 2003 compared to $8.1 million at December 31, 2002 and $3.5 million at June 30, 2002. Approximately 64% of total non-performing assets are concentrated in two secured credits. Both relationships are collateralized by commercial real estate, and the Company continues to pursue a satisfactory resolution for each of them and expects minimal, if any, loss. Net charge-offs for the six months ended June 30, 2003 were $1,111,000, or 0.37% of annualized average loans, compared to $480,000, or 0.18% of annualized average loans, for the six months ended June 30, 2002. The allowance for loan losses was 1.08% of total loans at June 30, 2003, compared to 1.09% at December 31, 2002 and 1.04% at June 30, 2002.

     Non-interest expense increased 1% to $5,365,000 in the 2003 second quarter compared to $5,304,000 for the 2002 second quarter. Included in non-interest expense during the 2003 second quarter was a $63,000 loss on the sale of certain excess bank real estate. As a percentage of average assets, annualized non-interest expense decreased to 2.8% in the second quarter of 2003 from 3.3% in the comparable 2002 quarter. This decline reflects the Company's continued focus on overhead expense management.

     During July 2003, the Company opened its third Alachua County branch, and fifteenth overall, in the Magnolia Parke section of Gainesville. The Company also anticipates opening its new Glen St. Mary branch in Baker County during the fourth quarter of this year.

     "The Company continues to execute its growth and profitability strategy," stated K.C. Trowell, Chairman and Chief Executive Officer. "During the second quarter we saw an improvement in loan growth and continued increases in our deposit balances. While current interest rate levels continue to put pressure on our net interest margin, we have maintained our asset sensitive profile, which will benefit us once rates begin to rise. In addition, we continue to focus on credit quality and reducing our exposure to non-performing assets," continued Trowell.

                                     * * * *

     CNB Florida Bancshares, Inc., a registered bank holding company, is the parent of CNB National Bank, the largest community bank headquartered in Northeast Florida. CNB National Bank commenced operations in 1986 with one Lake City location and today has fifteen offices in eight counties (Alachua, Baker, Bradford, Columbia, Duval, St. Johns, Suwannee and Union).

     The statements contained in this press release, other than historical information, are forward-looking statements which involve risks, assumptions and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on the forward-looking statements which speak only as of the date hereof. The company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                          CNB Florida Bancshares, Inc.
                  Consolidated Statement of Financial Condition
                                   (Unaudited)


                                                                                                 June 30,               December 31,
                                                                                                  2003                      2002
                                                                                                ---------                ----------
                                                                                                          (in thousands)
ASSETS
  Cash and due from banks                                                                       $  21,155                $  15,986
  Interest bearing deposits                                                                        27,410                   12,215
  Federal funds sold                                                                               17,900                    5,400
  Securities available for sale                                                                    65,088                   49,682

  Loans                                                                                           630,002                  605,785
  Less:  Allowance for loan losses                                                                 (6,788)                  (6,574)
                                                                                                ---------                ---------

  Net loans                                                                                       623,214                  599,211
  Loans held for sale                                                                                 905                   10,893
  Premises and equipment, net                                                                      24,633                   25,086
  Intangible assets                                                                                 5,693                    6,056
  Other assets                                                                                      6,340                    6,145
                                                                                                ---------                ---------

     Total assets                                                                               $ 792,338                $ 730,674
                                                                                                =========                =========

LIABILITIES
  Non-interest bearing deposits                                                                 $ 101,022                $  80,065
  Savings, time and interest bearing deposits                                                     442,995                  408,955
  Time deposits, $100,000 and over                                                                167,971                  159,616
                                                                                                ---------                ---------
     Total deposits                                                                               711,988                  648,636

  Securities sold under repurchase agreements
    and federal funds purchased                                                                     9,627                   14,446
  Other borrowings                                                                                 11,000                   11,000
  Other liabilities                                                                                 6,154                    5,671
                                                                                                ---------                ---------
     Total liabilities                                                                            738,769                  679,753

SHAREHOLDERS' EQUITY
  Common stock, $.01 par value
     10,000,000 shares authorized; 6,220,490 and
      6,125,500 shares issued and outstanding                                                          62                       61
  Additional paid-in capital                                                                       31,802                   30,840
  Retained earnings                                                                                21,829                   19,912
  Accumulated other comprehensive (loss) income                                                      (124)                     108
                                                                                                ---------                ---------
     Total shareholders' equity                                                                    53,569                   50,921
                                                                                                ---------                ---------

     Total liabilities and shareholders' equity                                                 $ 792,338                $ 730,674
                                                                                                =========                =========

                          CNB Florida Bancshares, Inc.
                        Consolidated Statement of Income
                                   (Unaudited)

                                                                                                      Three months ended June 30,
                                                                                                   2003                     2002
                                                                                                 ----------               ----------
                                                                                                           (in thousands)
INTEREST INCOME
  Interest and fees on loans                                                                     $   10,075               $    9,648
  Interest on investment securities                                                                     516                      441
  Interest on federal funds sold and
    interest bearing deposits                                                                           154                       33
                                                                                                 ----------               ----------

     Total interest income                                                                           10,745                   10,122
                                                                                                 ----------               ----------

INTEREST EXPENSE
  Interest on deposits                                                                                3,784                    3,512
  Interest on repurchase agreements and federal
    funds purchased                                                                                      29                       47
  Interest on other borrowings                                                                          170                      163
                                                                                                 ----------               ----------

     Total interest expense                                                                           3,983                    3,722
                                                                                                 ----------               ----------

NET INTEREST INCOME                                                                                   6,762                    6,400

  Provision for loan losses                                                                             650                      525
                                                                                                 ----------               ----------
NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES                                                                                     6,112                    5,875

NON-INTEREST INCOME
  Service charges                                                                                       912                      822
  Secondary market mortgage sales                                                                       383                      521
  Other fees and charges                                                                                192                      153
  Securities gains                                                                                      382                        4
                                                                                                 ----------               ----------
     Total non-interest income                                                                        1,869                    1,500
                                                                                                 ----------               ----------

NON-INTEREST EXPENSE
  Salaries and employee benefits                                                                      2,696                    2,783
  Occupancy and equipment expense                                                                       880                      834
  Other operating expense                                                                             1,789                    1,687
                                                                                                 ----------               ----------

     Total non-interest expense                                                                       5,365                    5,304
                                                                                                 ----------               ----------

Income before income taxes                                                                            2,616                    2,071

Provision for income taxes                                                                              947                      738
                                                                                                 ----------               ----------

NET INCOME                                                                                       $    1,669               $    1,333
                                                                                                 ==========               ==========

EARNINGS PER SHARE:
     Basic                                                                                       $     0.27               $     0.22
                                                                                                 ==========               ==========

     Diluted                                                                                     $     0.26               $     0.21
                                                                                                 ==========               ==========
WEIGHTED AVERAGE SHARES
  OUTSTANDING:
     Basic                                                                                        6,206,429                6,095,953
                                                                                                 ==========               ==========

     Diluted                                                                                      6,394,681                6,200,906
                                                                                                 ==========               ==========

                          CNB Florida Bancshares, Inc.
                        Consolidated Statement of Income
                                   (Unaudited)

                                                                                                      Six months ended June 30,
                                                                                                   2003                      2002
                                                                                                 ----------               ----------
                                                                                                           (in thousands)
INTEREST INCOME
  Interest and fees on loans                                                                     $   20,150               $   18,900
  Interest on investment securities                                                                     977                      918
  Interest on federal funds sold and
    interest bearing deposits                                                                           315                       48
                                                                                                 ----------               ----------

     Total interest income                                                                           21,442                   19,866
                                                                                                 ----------               ----------

INTEREST EXPENSE
  Interest on deposits                                                                                7,726                    7,177
  Interest on repurchase agreements and federal
    funds purchased                                                                                      56                      108
  Interest on other borrowings                                                                          338                      324
                                                                                                 ----------               ----------

     Total interest expense                                                                           8,120                    7,609
                                                                                                 ----------               ----------

NET INTEREST INCOME                                                                                  13,322                   12,257

  Provision for loan losses                                                                           1,325                    1,025
                                                                                                 ----------               ----------
NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES                                                                                    11,997                   11,232

NON-INTEREST INCOME
  Service charges                                                                                     1,767                    1,562
  Secondary market mortgage sales                                                                       890                      994
  Other fees and charges                                                                                439                      344
  Securities gains                                                                                      395                        4
                                                                                                 ----------               ----------
     Total non-interest income                                                                        3,491                    2,904
                                                                                                 ----------               ----------

NON-INTEREST EXPENSE
  Salaries and employee benefits                                                                      5,550                    5,526
  Occupancy and equipment expense                                                                     1,783                    1,656
  Other operating expense                                                                             3,501                    3,281
                                                                                                 ----------               ----------

     Total non-interest expense                                                                      10,834                   10,463
                                                                                                 ----------               ----------

Income before income taxes                                                                            4,654                    3,673

Provision for income taxes                                                                            1,684                    1,345
                                                                                                 ----------               ----------

NET INCOME                                                                                       $    2,970               $    2,328
                                                                                                 ==========               ==========

EARNINGS PER SHARE:
     Basic                                                                                       $     0.48               $     0.38
                                                                                                 ==========               ==========

     Diluted                                                                                     $     0.47               $     0.38
                                                                                                 ==========               ==========

WEIGHTED AVERAGE SHARES
  OUTSTANDING:
     Basic                                                                                        6,166,904                6,098,512
                                                                                                 ==========               ==========

     Diluted                                                                                      6,359,519                6,176,294
                                                                                                 ==========               ==========

                          CNB Florida Bancshares, Inc.
                        Supplemental Financial Highlights
                                   (Unaudited)

                                                                      For the Three Months Ended
                                                   June 30,     March 31,    December 31,  September 30,   June 30,
(dollars in thousands)                               2003         2003          2002           2002          2002
                                                     ----         ----          ----           ----          ----

Return on average assets                              0.86%         0.70%         0.88%         0.86%         0.83%
Return on average
   shareholders' equity                              12.59%        10.22%        12.42%        11.89%        11.14%
Net interest yield                                    3.76%         3.79%         4.06%         4.30%         4.37%
Non-interest income to
   average assets                                     0.96%         0.87%         1.03%         0.91%         0.94%
Non-interest expense to
   average assets                                     2.77%         2.92%         2.96%         3.13%         3.32%
Efficiency ratio                                      62.2%         66.8%         62.3%         64.4%         67.1%
Basic earnings per share                          $   0.27      $   0.21      $   0.26      $   0.24      $   0.22
Diluted earnings per share                        $   0.26      $   0.21      $   0.25      $   0.24      $   0.21
Non-performing assets                             $  6,639      $  7,492      $  8,074      $  4,889      $  3,500

                                                                      For the Three Months Ended
                                                  June 30,      March 31,    December 31,  September 30,   June 30,
Average Loans                                       2003          2003          2002          2002           2002
                                                    ----          ----          ----          ----           ----

Commercial                                        $103,987      $104,788      $108,101      $101,065      $ 92,639
Commercial real estate                             176,711       167,287       155,109       144,725       135,497
Commercial secured by real estate                  159,337       159,344       154,001       147,901       143,079
Mortgages (including home equity)                  140,838       135,763       134,742       133,706       129,401
Consumer                                            31,593        31,565        34,573        33,401        33,927
Credit card                                          1,070         1,113         1,083         1,155         1,209
Tax free loans                                       6 045         4,182         4,372         4,283         4,609
                                                  --------      --------      --------      --------      --------
Total loans                                       $619,581      $604,042      $591,981      $566,236      $540,361
                                                  ========      ========      ========      ========      ========

                                                                      For the Three Months Ended
                                                  June 30,      March 31,    December 31,  September 30,   June 30,
Average Deposits                                    2003          2003          2002          2002           2002
                                                    ----          ----          ----          ----           ----

Demand deposits                                   $ 92,525      $ 85,721      $ 85,651      $ 80,029      $ 79,987
NOW and money markets                              231,501       222,862       207,773       200,605       187,711
Savings                                             24,005        23,244        22,241        22,323        22,043
Time deposits                                      347,706       346,895       322,461       297,245       275,859
                                                  --------      --------      --------      --------      --------
Total deposits                                    $695,737      $678,722      $638,126      $600,202      $565,600
                                                  ========      ========      ========      ========      ========